UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2010

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a 'Report from the President' (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of March 2010 issued on April 2, 2010 appears below.

April 2, 2010

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

In February, Advance Demand Averaged $87.2 Billion

Working against strong headwinds, it is not surprising that the funding needs of our member-lenders declined in February. Average advances declined $2.7 billion in February to $87.2 billion. We ended the month with $87.0 billion in advances on our books. However, this level of advances is $1.8 billion over our Bank’s 2010 Business Plan. The strength of our regional economy and the resiliency of our community-based member-lenders continue. These conditions are a result of prudent management and sound and responsible underwriting by our members. Based on publicly available quarterly reports from 324 of the Home Loan Bank’s 331 members (as of 12/31/09), net loans and leases grew by $5.1 billion, or 1.4%, during the fourth quarter of 2009, and by $11.7 billion, or 3.3%, for all of 2009. While the rate of loan growth declined from 2008, when it totaled $31.9 billion, or 9.2%, these numbers speak to the fact that HLB member-lenders have continued to provide credit despite the ongoing financial crisis.

FHLBNY Files Form 10-K: A Solid 2009

I am pleased to report that the Federal Home Loan Bank of New York filed its 2009 Form 10 K with the Securities and Exchange Commission on March 25, 2010. This annual report provides a comprehensive overview of the FHLBNY’s business and financial condition. The Home Loan Bank’s 2009 Form 10-K is available at the "EDGAR" portion of the SEC’s website at www.sec.gov/edgar.shtml.

The 2009 10-K details the Bank’s solid financial results for our 331 community member-lenders. The average rate for dividends paid on the basis of stock ownership in 2009 was 5.60 percent; and the total cash dividend paid for these four quarters was approximately $301.3 million, compared with approximately $255.9 million for 2008. For the year, the Bank earned a record $571 million, compared with $259 million in earnings for 2008.

Total assets were $114.5 billion at December 31, 2009, a decrease of $23 billion, or 17%, com-pared to $137.5 billion at December 31, 2008. The balance of the Bank’s advances outstanding to its borrowers decreased by $14.9 billion, or 14 percent, during 2009, to $94.3 billion at December 31, 2009, compared to a balance of $109.2 billion at December 31, 2008. This decrease in member demand for advances was driven by several factors, mainly continued growth in retail deposits, the availability of alternate funding options, and a recovering economy.

The 2010 Dividend

This past year was an exceptional year for the Home Loan Bank of New York. However, for 2010, we expect net income and the dividend rate to be more reflective of a low interest rate business environment. Further, we have seen increased earnings volatility caused by evolving accounting standards. A vote on the first quarter 2010 dividend is expected to take place at the Board meeting scheduled for May 13, and the distribution of that dividend is expected on May 14, 2010.

In Washington

On March 22, 2010, the Senate Banking Committee, after a 20-minute meeting, adopted a 1,300-page financial reform proposal by a partisan vote of 13 to 10. Unfortunately, this bill, as it is currently drafted, contains a number of provisions that would likely be problematic for the Home Loan Bank System if the legislation were to be adopted as proposed. And, to quote the wise words of Anthony P. Costa, Chairman and CEO of the Empire State Bank of New York: "Provisions that undermine the foundations of the Federal Home Loan Bank System will not help prevent another crisis; they will make another crisis more likely."

In an effort to help correct this bill and in order to ensure that the Home Loan Bank System’s ability to support community banks is not unnecessarily impeded, we have reached out to all member-lenders of the Home Loan Bank and asked that they make their voices heard. Earlier this week, we requested that our members contact the U.S. Senators from the Bank’s District via e-mail and U.S. Postal Service and to ask them to correct these drafting issues. The full Senate could take up the Wall Street reform bill in just a few weeks, so it is imperative that our members communicate their support of the Home Loan Bank System as soon as possible.

It is a privilege to lead the very special team of skilled professionals at the Home Loan Bank of New York and to operate under the direction of an outstanding and very dedicated Board of Directors. Together, we work hard to help our member lenders fund mortgages and loans for community and business development in every economic environment.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

April 2, 2010	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer